Exhibit 10.1

Bonwick Capital Partners LLC
40 West 57th Street, 28th Floor
New York, NY 10019 USA
www.bonwickcapital.com

CONFIDENTIAL

April 8, 2016

Mr. Kris Finstad, CEO

Content Checked Holdings, Inc.

8730 Sunset Boulevard, Suite 240

West Hollywood, CA 90069

Re: Proposed Offering and Uplisting to NASDAQ

Dear Kris:

We are pleased to submit the following proposal with respect to a planned initial public offering of securities (the “Offering”) by Content Checked Holdings, Inc. (the “Company” or “CNCK”) whose shares are traded on www.otcmarkets.com as “CNCK,” consisting of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be applied for listing on the NASDAQ Stock Market (collectively, the “Uplisting”). In the Uplisting Bonwick Capital Partners LLC, a FINRA registered Broker/Dealer and SIPC Member (“Bonwick”), will serve as Lead Manager.

Bonwick is pleased to act as exclusive financial advisor to the Company, including its affiliates and subsidiaries, in connection with the Company’s intention to pursue the corporate finance activities described in this Agreement or any combination thereof (any such activities henceforth being referred to as a “Transaction”). The exclusive, best efforts, engagement outlined in this letter agreement has the objective of providing growth capital and stock liquidity to support the Company’s global expansion plan.

The final terms of the Uplisting will be dictated by market conditions and the financial performance of the Company and its consolidated subsidiaries prior to the date that the SEC shall declare the Company’s Registration Statement effective (the “Effective Date”). However, it is our mutual expectation that we will offer a minimum of approximately $10,000,000 of Common Stock in the Offering.

This letter agreement (this “Agreement”) contemplates certain conditions and assumptions upon which the Uplisting and Offering to be led by Bonwick will be based. We reserve the right to bring in such other co-managers, underwriters and selected dealers for the offering as we shall determine and who shall be reasonably acceptable to the Company, including Falcon Capital Partners of the UK. The Selected Dealer Agreement(s) and related agreements shall contain such terms and conditions as are customarily contained in agreements of such character.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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This Agreement will confirm the understanding and agreement between Bonwick and the Company as follows:

1.	Advisory Services: Bonwick will provide advisory services to the Company in the areas of corporate development, corporate finance and/or capital placement transactions. Bonwick also will introduce other firms, products and services to the Company as deemed necessary by the parties during the normal course of business and act as coordinator for all activities within its purview. It is also understood that Bonwick is acting as an advisor only, and shall have no authority to (i) enter into any commitments on the Company’s behalf, (ii) negotiate the terms of any transaction, (iii) hold any funds or securities in connection with any Transaction or (iv) perform any other acts on behalf of the Company without the Company’s express written consent.

2.	Fees and Expenses: In connection with the services to be rendered hereunder, the Company agrees to pay Bonwick the following fees and expenses:

a)	Success Fees:

i.	Debt Financing: For any debt financing Transaction (not loans made by the Company to any person or entity), including, without limitation, any investment in or purchase of notes, term loans, promissory notes and debentures, that is consummated during the Engagement Period, subject to Section 2(f), Bonwick shall receive upon the closing of such Transaction: (i) a Success Fee, payable in cash, equal to three and one-half percent (3.5%) of the gross proceeds received by the Company from such closing, plus (ii) warrants in the entity financed, with a cashless exercise provision, equal to three and one-half percent (3.5%) of the gross proceeds received by the Company from such closing, exercisable at a strike price equal to one hundred percent (100%) of the fair market value of the Common Stock as of the date of the closing of the Transaction, in whole or in part, at any time within five (5) years from issuance. Notwithstanding the foregoing, (x) for any investor introductions made by the Company, including, but not limited to, the Company’s past and current affiliates, officers, directors, employees, shareholders, investors and consultants (“Introduced Debt Investors”), a reduced 2.5% cash fee and 2.5% warrants shall be paid to Bonwick. Any and all Introduced Debt Investors will be noticed to Bonwick by the Company in writing and are subject to Bonwick’s acceptance within three (3) days of such written notice. Notwithstanding the foregoing, Bonwick shall not be entitled to any compensation whatsoever, unless and until such Transaction is consummated and the Company has received the gross proceeds of such debt financing Transaction. This may occur through periodic closings for the Transaction.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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ii.	Equity Investment. For any equity investment into the Company, including, without limitation, any investment in or purchase of the Company’s common stock, preferred stock, convertible stock, convertible debentures, convertible debt, subordinated debt with warrants or any other securities convertible into common stock, and any other form of convertible debt instrument (other than repurchases by the Company of any of its securities or payments to, or as a result of amendment or modification of any terms with, any lenders or investors as a result of forbearance, waiver or extension of any terms) , that is consummated during the Engagement Period, subject to Section 2(f), Bonwick shall receive upon the closing of such Transaction: (i) a Success Fee, payable in cash, equal to eight percent (8%) of the gross proceeds received by the Company from such closing, plus (ii) warrants in the entity financed, with a cashless exercise provision, equal to eight percent (8%) of the gross proceeds received by the Company from such closing, exercisable at a strike price equal to one hundred percent (100%) of the fair market value of the Common Stock as of the date of the closing of the Transaction, in whole or in part, at any time within five (5) years from issuance. Notwithstanding the foregoing, for investor introductions made by the Company, including Sean Parker (“Introduced Equity Investors”), a reduced 3% cash fee and 3% warrants will be paid to Bonwick, provided that a reduced 2.5% cash fee and 2.5% warrants shall be paid to Bonwick for any investments made by the Company’s past and current affiliates, officers, directors, employees, shareholders, investors and consultants (“Affiliate Investors”). Any and all Introduced Equity Investors and Affiliate Investors will be noticed to Bonwick by the Company in writing and are subject to Bonwick’s acceptance within three (3) days of such written notice. Notwithstanding the foregoing, Bonwick shall not be entitled to any compensation whatsoever, unless and until such equity investment into the Company is consummated and the Company has received the gross proceeds of such equity investment. This may occur through periodic closings for the Transaction.

iii.	Transactions: Other than in the Company’s normal course of business activities, any sale, merger or acquisition or other similar transaction that is consummated during the Engagement Period, subject to Section 2(f), shall accrue cash and/or equity compensation (in the same form and proportion as paid in such transaction) to Bonwick based on a percentage of the Aggregate Consideration (as defined below) calculated as follows:

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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●	10.0% for Aggregate Consideration of less than USD$10,000,000, provided that any transaction with Aggregate Consideration equal to or less than $2,000,000 shall be excluded; plus

●	8.0% for Aggregate Consideration between USD$10,000,000 and USD$25,000,000; plus

●	6.0% for Aggregate Consideration between USD$25,000,001 and USD$50,000,000; plus

●	4.0% for Aggregate Consideration between USD$50,000,001 and USD$75,000,000; plus

●	2.0% for Aggregate Consideration between USD$75,000,001 and USD$100,000,000; plus

●	1.0% for Aggregate Consideration above USD$100,000,000.

“Aggregate Consideration” is defined as the greater of (i) the total amount actually payable and (ii) the value assigned by mutual consent of Bonwick and the Company to such a transaction, whether due at closing or deferred by the Company or any affiliate of the Company, and shall include all cash or cash equivalents, the principal amount of any notes, all classes of securities issued, and the aggregate amount of value of any bank or term loans or other debts assumed or refinanced as part of the transaction.

iv.	Determination Of Success Fee In Transaction For Multiple Success Fees: In the event any Transaction may trigger more than one Success Fee to Bonwick under this Section 2(a), the parties agree that only one Success Fee shall be payable for such Transaction and that the primary purpose of such Transaction shall be determinative of the Success Fee. The Success Fee shall be based on the higher amount for such Transaction. For the avoidance of doubt and as an example, in the event the Company borrows $10,000,000 in debt in order to acquire a target valued at $15,000,000, Bonwick shall receive only one Success Fee based on Section (2)(iii) and it would be based on the $15,000,000, and Bonwick shall not be entitled to any Success Fee under Section 2(i).

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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b)	Expenses: Except as expressly provided herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and any other Transaction documents, provided that the Company shall reimburse Bonwick, promptly after invoiced (with reasonable detail), for Bonwick’s reasonable legal fees and out-of-pocket expenses (any out of pocket expense in excess of $1,000 must be pre-approved by the Company, which approval shall not be unreasonably withheld by the Company) of its legal counsel in connection with the performance of a Transaction or Transactions referred to herein, regardless of whether such a Transaction(s) occurs. Such reimbursable legal fees shall not exceed USD$75,000 for such legal fees. The Company shall be responsible for all of its legal, accounting, tax, and related fees and expenses, including, without limitation, those costs and expenses incurred in connection with the preparation of the Transaction documents and marketing and advertising incurred by the Company or Bonwick in connection with the road show for the Transactions; provided, however, that the Company has approved any marketing or advertising costs and expenses (and underlying materials) exceeding $1,500 prior to their production and accrual. Except as set forth herein, Bonwick shall be responsible for its own expenses incurred in connection with the Transactions, including, without limitation, legal and accounting review of the transaction documents, any additional due diligence review Bonwick determines is necessary, and all ongoing account maintenance and administrative services, as well as any other expenses it determines are necessary to incur in connection with the Transactions. The Company shall prepay or reimburse Bonwick for the costs of the production of sales and marketing materials, including investor subscription kits, as related to the promotion of the Transactions, provided, however, that the Company has approved those costs (and underlying materials) exceeding $1,500 prior to their production and accrual. The Company shall also reimburse Bonwick for out of pocket travel and other expenses incurred by Bonwick as related to such sales and marketing efforts, provided, however, that the Company has approved such travel and other expenses exceeding $1,500 prior to their accrual. Notwithstanding the foregoing, nothing contained in this Section shall modify or limit each party’s obligations to indemnify, contribute to or reimburse the expenses of the other’s Indemnified Parties (as defined below) pursuant to Section 2(d).

c)	Advisory Fees: Upon execution of this Agreement the Company shall pay Bonwick an Advisory Fee of 66,667 earned, fully-paid and non-assessable Common Shares of CNCK. Upon the commencement by the Company of drafting the Form S-1 for the Offering and Uplisting, the Company shall pay Bonwick an Additional Advisory Fee of 66,666 earned, fully-paid and non-assessable Common Shares of CNCK. The Company shall pay Bonwick a Third Advisory Fee of 66,666 earned, fully-paid and non-assessable Common Shares of CNCK upon commencement by the Company of the investor road shows. Upon the filing by the Company during the term of this Agreement of a listing application with NASDAQ, the Company shall pay Bonwick a Fourth Advisory Fee of 100,000 earned, fully-paid and non-assessable Common Shares of CNCK. Upon achievement during the term of this Agreement of a USD$5.00 per share price or greater for CNCK or a market capitalization of CNCK of at least USD$100,000,000, with either such achievement being recorded for at least 30 consecutive trading days (each, the “Achievement”), then the Company shall pay Bonwick a Fifth Advisory Fee of earned, fully-paid and non-assessable Common Shares of CNCK, equal to USD$1,000,000 based on the lowest 30-day volume-weighted average price of the CNCK shares during such 30 trading day period immediately preceding the Achievement. For the avoidance of doubt, Bonwick shall be entitled to only one Fifth Advisory Fee notwithstanding that the Achievement may occur more than once. The shares to be issued to Bonwick under this Section shall reflect the effects of any reverse split undertaken by the Company at such time. For the avoidance of doubt and as an example, if the Company files the Form S-1 prior to effecting a 1-for-10 reverse stock split, Bonwick’s 66,666 shares shall also be reverse split resulting in 6,666 shares.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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d)	Indemnification: The Company agrees to indemnify Bonwick as set forth in Schedule A annexed hereto and made a part hereof.

e)	Successors: This Agreement shall be binding upon any and all successors and assigns of the Company (including any corporation surviving any merger to which the Company is a party). Neither party shall be permitted to assign its rights or delegate its obligations hereunder, including by operation of law as a result of the merger or consolidation of such party with another entity, without the other party’s written consent.

f)	Term: The term of this Agreement (the “Engagement Period”) will expire upon the earlier to occur of (i) twelve (12) months from the date Bonwick receives an executed copy of this Agreement from the Company or (ii) the mutual written agreement of the Company and Bonwick. The Engagement Period may be extended for additional twelve (12) month periods under the same terms and conditions as described herein by mutual written agreement of the Company and Bonwick. Notwithstanding the foregoing, the Company may terminate this Agreement at any time prior to the expiration of the Engagement Period (as such may be extended) (w) in the event that Bonwick shall have failed to perform any of its material obligations hereunder, (x) on account of Bonwick’s fraud, illegal or willful misconduct or gross negligence, (y) a material breach of this Agreement by Bonwick, or (z) if Bonwick or any of its affiliates, principals, officers, directors, members or representatives are convicted of, or enter a plea of nolo contendere to, (A) any felony or (B) a crime involving dishonesty or misappropriation or which could reflect negatively upon the Company or otherwise impair or impede its operations or financial condition, that is reasonably determined by the Company’s Board of Directors to be injurious to the Company or any of its affiliates (clauses (w) through (z) (inclusive) are collectively referred to herein as “Cause”); provided that Bonwick is notified in writing by the Company of any breach of clauses (w) or (x) or (y) and fails to cure such breach within a thirty (30) day period after notice is received by Bonwick. Upon the termination of the Agreement, the Company shall pay Bonwick any out-of-pocket expenses incurred up to the date thereof, subject to Section 2(b). In addition, Bonwick shall be entitled to the Success Fee(s) described in Section 2 hereof if the Company completes, during the twelve (12) month period following the termination of this Agreement (the “Tail Period”), a Transaction with any party who became known to the Company as a result of direct introductions by Bonwick prior to the termination of this Agreement (collectively, the “Identified Party(ies)”). Notwithstanding the foregoing, in the event the Company terminates this Agreement for Cause, Bonwick shall not be entitled to any Success Fees or Advisory Fees whatsoever, including, but not limited to any fees following the date of such termination, except that Bonwick shall retain any Success Fees received for closing(s) of any Transaction occurred, and Advisory Fees received, prior to such termination date.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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g)	[Reserved]

h)	[Reserved]

i)	Governing Law: This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of New York.

j)	USA Patriot Act: Bonwick is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA Patriot Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures.

k)	Confidentiality: All non-public information concerning the Company and its subsidiaries which is given to Bonwick or any of its controlling persons, directors, officers, employees, affiliates, agents, representatives or counsels will be used by Bonwick and such person solely in the course of the performance of Bonwick’s services hereunder and will be treated confidentially by Bonwick and any of its controlling persons, directors, officers, employees, affiliates, advisors, representatives, counsels and agents for as long as such information remains non-public; provided that disclosure of such confidential information by Bonwick or any of such persons in violation of the terms of this Agreement shall not make such confidential information public. Except as otherwise required by law, Bonwick will not use such information or disclose such information to any third party, other than its representatives who have a need to know such information in connection with the transactions contemplated by this Agreement and who agree to keep such information confidential. This Agreement is for confidential use of the Company and Bonwick only and may not be disclosed by the Company or Bonwick to any person other than its attorneys, accountants and financial advisors, and only on a confidential basis in connection with the proposed transaction or financing, except where disclosure is required by law or is mutually consented to in writing by Bonwick and the Company.

l)	Access to Information: In connection with Bonwick’s activities on the Company’s behalf, the Company agrees that it will furnish Bonwick with all information concerning the Company and the Transaction(s) that the parties reasonably deem appropriate and necessary, and that the Company will provide Bonwick with reasonable access to its officers, accountants, attorneys and other professional advisors during normal business hours. The Company represents that all information made available to Bonwick will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Bonwick will be utilizing and relying on the information without independent verification thereof or independent appraisal of any of the Company’s assets.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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m)	Disclosure: During the Engagement Period and for thirty (30) days thereafter, the Company agrees not to issue any press releases or communications to the public relating to any Transaction without Bonwick’s prior approval or unless otherwise required by law, which approval will not be unreasonably withheld, conditioned or delayed, and the Company agrees that such press release will state that the transaction and/or financing was arranged by Bonwick (if applicable), unless Bonwick and the Company mutually agree otherwise or unless otherwise required by law. The Company further agrees that, except as restricted by applicable law, Bonwick may, at its own expense, publicize its services to the Company hereunder, including, without limitation, by issuing press releases, placing advertisements and referring to the Transaction(s) on Bonwick’s website, provided that any such publication shall be subject to the Company’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

n)	Modification: This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

o)	Registered Broker Dealer: Bonwick represents and warrants that it is a duly registered broker/dealer and in good standing with the SEC, FINRA and the State of New York and has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with applicable federal and state laws relating to any public offering or any private placement under Regulation D of the Securities Act of 1933. Bonwick represents that it is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.

p)	Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

Please confirm that the foregoing is in accordance with our understanding by signing the next page and returning one copy of this Agreement to Bonwick to indicate the Company’s acceptance of the terms set forth herein.

[Signature page follows]

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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April 8, 2016

Very truly yours,

Bonwick Capital Partners LLC

By:	/s/ Devin Wicker
Devin Wicker
CEO

By:	/s/ Daniel J. McClory
Daniel J. McClory
Managing Director

Accepted as of the date first above written:

Content Checked Holdings, Inc.

By:	/s/ Kris Finstad
Kris Finstad
CEO

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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Schedule A

The Company agrees to indemnify Bonwick Capital Partners LLC (“Bonwick”) and any controlling person, director, officer, employee, affiliate, agent or counsel of Bonwick and of any affiliate of Bonwick (“Indemnified Parties”) and hold them harmless against any third party losses, claims, damages, expenses or liabilities, joint or several (“Damages”), to which Bonwick or such other Indemnified Parties may become subject, and the Company shall reimburse Bonwick and any other Indemnified Party for all reasonable out of pocket expenses (including, without limitation, reasonable fees and disbursements of counsel) as they are incurred by Bonwick or such other Indemnified Party in connection with investigating, preparing or defending any pending or threatened action, suit, claim, investigation or proceeding, whether or not in connection with pending or threatened litigation, in which Bonwick or such other Indemnified Party is involved by reason of Bonwick’s retention hereunder (an “Action”), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering document or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to Bonwick or an Indemnified Party furnished in writing by or on behalf of Bonwick or such Indemnified Party expressly for use in such offering documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by Bonwick or any Indemnified Party pursuant to the Agreement or the transactions contemplated thereunder; provided, that the Company will not be liable in any such case for any Damages or expenses to the extent that (x) any such Damage or expense arises out of or is based upon (A) the use of any offering materials or information concerning the Company in connection with the offer or sale of any of the Company’s securities which were not authorized for such use by the Company and which use constitutes gross negligence, bad faith or willful misconduct, or (B) any violations by Bonwick and/or any Indemnified Party of the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws which does not result from a violation thereof by the Company or any of its affiliates, or (y) such Damages, expenses or Actions are caused by gross negligence, willful misconduct or bad faith of Bonwick and/or any Indemnified Party.

In the event any Action is commenced against Bonwick or any other Indemnified Party with respect to which indemnity may be sought against the Company, Bonwick shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel selected by the Company reasonably satisfactory to Bonwick and payment of all fees and expenses, which counsel may also be counsel to the Company. Bonwick and any party indemnified hereunder shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the sole expense of Bonwick or such other Indemnified Party, as the case may be, unless (i) the expenses of such counsel have been expressly assumed in writing by the Company, (ii) the Company has failed to assume the defense or the employ of counsel reasonably satisfactory to Bonwick or (iii) the named parties to any such Action (including any impleaded parties) include both (a) Bonwick or any such other Indemnified Party and (b) the Company or any controlling person, director, officer, employee, affiliate or agent of the Company, and Bonwick or such other Indemnified Party shall have been advised by legal counsel, in its reasonable opinion, that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Company’s agents (in which case the Company shall not have the right to assume the defense of such Action on behalf of Bonwick or such other Indemnified Party); provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Parties in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). For Actions brought against Bonwick or such other Indemnified Party for which the Company has assumed the defense, the Company agrees that it will not, without the prior written consent of Bonwick (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any Action relating to the matters contemplated by Bonwick’s retention unless such settlement, compromise or consent includes a release of Bonwick and such Indemnified Parties from all liability arising or that may arise out of such claim.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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The Company and Bonwick agree that if any indemnification or reimbursement sought pursuant to the preceding paragraphs is finally judicially determined to be unavailable (except by reason of the gross negligence, willful misconduct or bad faith of Bonwick and/or any Indemnified Party, as the case may be, or to the extent that any such indemnification or reimbursement sought arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Bonwick or any Indemnified Party), then the Company and the Indemnified Parties involved in such Action shall contribute to the liabilities for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect (a) the relative benefits to the Company on the one hand, and Bonwick and such Indemnified Parties, on the other hand, in connection with Bonwick’s retention hereunder or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a), but also the relative fault of the Company, on the one hand, and Bonwick and Indemnified Parties, on the other hand, and the relative fault of each of the Company and of Bonwick and the Indemnified Parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Bonwick and the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall Bonwick’s and the Indemnified Parties’ aggregate contribution to all Damages with respect to which contribution is available hereunder exceed the amount of all fees (cash and equity) actually received by Bonwick from the Company pursuant to Bonwick’s retention hereunder. It is hereby agreed that the relative benefits to the Company, on the one hand, and Bonwick, on the other hand, with respect to Bonwick’s retention shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by the Company or its securityholders, as the case may be, pursuant to the proposed transaction, whether or not consummated, for which Bonwick is retained bears to (ii) all fees paid or proposed to be paid to Bonwick in connection with such retention. The Company and Bonwick agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Schedule A, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Action against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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April 8, 2016

The indemnity and reimbursement of expenses and the contribution rights provided for in this Schedule A are in addition to, and not subject to the limitations of, the fees, charges, and reimbursement of expenses provided for in Section 2 (Fees and Expenses) of the letter agreement to which this Schedule A is attached (the “Agreement”). The reimbursement, indemnity and contribution obligations of the Company under the preceding paragraphs shall be in addition to any right that Bonwick or any Indemnified Party may otherwise have, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Bonwick or such other persons.

The Company also agrees that no Indemnified Party shall have any liability to the Company or any of its affiliates or any director, officer, employee, securityholder, representative, advisor (other than Bonwick) or agent thereof for or in connection with Bonwick’s retention hereunder except for such liability for Damages, liabilities or expenses incurred by the Company which (x) is finally judicially determined to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnified Party, or (y) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Bonwick or any Indemnified Party.

Bonwick Capital Partners LLC	Direct phone: +1 949 233 7869
40 West 57th Street, 28th Floor	Email dan.mcclory@bonwickcapital.com
New York, NY 10019 USA	Web: www.bonwickcapital.com

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